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                                                                    EXHIBIT 23.4



[Kleiman, Carney & Greenbaum, P.C. letterhead]




February 12, 1997




                         Consent of Independent Auditors


We consent to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-8) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.


                                        Very truly yours,

                                        KLEIMAN, CARNEY & GREENBAUM



                                        /s/ MARK CARNEY
                                        ---------------------------------------

                                        MARK CARNEY
                                        Certified Public Accountant

Farmington Hills, Michigan
February 12, 1997